Exhibit 99.1

NEWS RELEASE

TSX: SCY

December 4, 2024

NR 24-03

www.scandiummining.com

SCANDIUM INTERNATIONAL MINING FILES FORM 15 TO VOLUNTARILY DEREGISTER AND SUSPEND ITS SEC REPORTING OBLIGATIONS

Reno, Nevada, December 4, 2024 – Scandium International Mining Corp. (TSX:SCY and OTCBB: SCYYF) (“Scandium International” or the “Company”), a company focused on the development of its Nyngan Scandium project in New South Wales, Australia, today announced that it has filed a Form 15 with the Securities and Exchange Commission (the “SEC”) to deregister its class of common shares under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and to suspend its reporting obligations under Section 15(d) of the Exchange Act (the “Deregistration”). The Company’s obligation to file periodic reports with the SEC, including reports on Forms 10-K, 10-Q and 8-K, will be suspended immediately upon filing of the Form 15. Once the Form 15 is effective, which is expected to occur within 90 days of filing, the Company will follow Canadian reporting requirements including IFRS accounting standards and will no longer be an SEC reporting company in the United States and its obligations to file other reports with the SEC will also be suspended.

The Company’s decision to proceed with the Deregistration is aimed at further reducing the complexity and costs of reporting and allowing the management team to focus their efforts on the Company’s core business activities. The Deregistration does not impact the Company’s business operations. The Company will continue to file periodic reports in Canada in accordance with Canadian securities laws.

For inquiries to Scandium International Mining Corp, please contact:

Peter Evensen (CEO)
Tel: (775) 355-9500

Harry de Jonge (Comptroller)
Tel: (702) 703-0178

Email: ir@scandiummining.com

Forward-looking statements, such as the statement in this press release regarding the effectiveness of the Form 15, are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.